Exhibit 2.1

Domestic Corporation (78) Charter

ARTICLES OF INCORPORATION

OF

GRASS QOZF, INC.

A Nevada Corporation

KNOW ALL MEN BY THESE PRESENTS:

THE UNDERSIGNED, FOR THE PURPOSE OF FORMING AN IRC SECTION 1202 QUALIFIED SMALL BUSINESS CORPORATION UNDER THE LAWS OF THE STATE OF NEVADA, RELATING TO THE GENERAL CORPORATION LAW,

DOES HEREBY CERTIFY THAT

FIRST:       THE NAME OF THE CORPORATION SHALL BE:

GRASS QOZF,

SECOND: BEING A QUALIFIED OPPORTUNITY ZONE FUND THE PURPOSE OF THE CORPORATION SHALL BE TO ACQUIRE, OWN, BUY, SELL, INVEST IN, TRADE, FINANCE, REFINANCE, EXCHANGE STOCK, SECURITIES AND ANY OR ALL INVESTMENTS WHATSOEVER IN QUALIFIED BUSINESSES WITHIN QUALIFIED OPPORTUNITY ZONES THAT THE DIRECTORS MAY, FROM TIME TO TIME, DEEM TO BE IN THE BEST INTERESTS OF THE CORPORATION AND ITS SHAREHOLDERS.

THE CORPORATION WILL NOT INVEST OR OWN ANY INTEREST IN OTHER QUALIFIED OPPORTUNITY ZONE FUNDS OR TRANSACT ANY BUSINESS THAT WOULD OTHERWISE CAUSE ANNULMENT OF THE CORPORATION'S QUALIFIED STATUS WITH THE IRS.

THE CORPORATION SHALL HAVE THE SAME POWERS AS AN INDIVIDUAL TO DO ALL THINGS NECESSARY OR CONVENIENT TO CARRY OUT ITS BUSINESS AND AFFAIRS, SUBJECT TO ANY LIMITATIONS OR RESTRICTIONS IMPOSED BY APPLICABLE LAW OR THESE ARTICLES.

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THIRD:       THE ADDRESS OF THE REGISTERED OFFICE OF THE CORPORATION IS 204 WEST SPEAR STREET #3861, CARSON CITY, NEVADA 89703.

THE COMMERCIAL REGISTERED AGENT OF THE CORPORATION IS TO BE CORPORATE SERVICES OF NEVADA, LOCATED AT 502 NORTH DIVISION STREET, CARSON CITY, NEVADA 89703.

FOURTH: THE TOTAL NUMBER OF SHARES THAT THE CORPORATION HAS AUTHORITY TO ISSUE IS SEVENTY-FIVE MILLION (75,000,000) SHARES WITH EACH SHARE HAVING A PAR VALUE OF ONE-TENTH OF ONE CENT ($0.001).

SAID SHARES SHALL BE FULLY PAID AND NON-ASSESSABLE UPON RECEIPT BY THE CORPORATION OF APPOSITE CONSIDERATION.

SAID SHARES SHALL BE CONSIDERED AS QUALIFIED SMALL BUSINESS STOCK (QSBS) UNDER IRC SECTION 1202.

THE BOARD OF DIRECTORS HAS THE AUTHORITY TO PRESCRIBE, BY RESOLUTION, THE CLASSES, SERIES, NUMBER OF EACH CLASS AND SERIES, VOTING POWERS, DESIGNATIONS, PREFERENCES, LIMITATIONS, RESTRICTIONS AND RELATIVE RIGHTS OF EACH CLASS AND SERIES OF STOCK.

FIFTH:       THE GOVERNING BOARD OF THIS CORPORATION SHALL BE STYLED, AS DIRECTORS OVER THE AGE OF EIGHTEEN (18) AND THEIR NUMBER SHALL BE NOT LESS THAN ONE. THE NUMBER OF DIRECTORS OF THE CORPORATION MAY BE FIXED FROM TIME TO TIME IN ACCORDANCE WITH THE BY-LAWS OF THE CORPORATION.

DIRECTORS NEED NOT BE SHAREHOLDERS OF THE CORPORATION.

THE INITIAL DIRECTOR OF THIS CORPORATION SHALL BE ONE, AND THE NAME AND ADDRESS OF THE INITIAL DIRECTOR IS:

DON HARMER

C/O 204 WEST SPEAR STREET #3861

CARSON CITY, NV. 89703

SIXTH:       THE NAME AND ADDRESS OF THE INCORPORATOR IS AS FOLLOWS:

DON HARMER

502 NORTH DIVISION ST.

CARSON CITY, NV. 89703

SEVENTH:        THE PERIOD OF EXISTENCE OF THIS CORPORATION SHALL BE PERPETUAL.

EIGHTH:        NO DIRECTOR, OFFICER OR SHAREHOLDER OF THE CORPORATION SHALL BE PERSONALLY LIABLE TO THE CORPORATION OR ITS STOCKHOLDERS FOR MONETARY DAMAGES FOR BREACH OF FIDUCIARY DUTY AS A DIRECTOR OR OFFICER, EXCEPT FOR LIABILITY;

(I)   FOR ANY BREACH OF THE DIRECTOR'S OR OFFICER'S DUTY OF LOYALTY TO THE CORPORATION OR ITS STOCKHOLDERS,

(II)  FOR ACTS OR OMISSIONS NOT IN GOOD FAITH OR WHICH INVOLVE INTENTIONAL FRAUD, MISCONDUCT OR A KNOWING VIOLATION OF LAW,

(III)        THE PAYMENT OF DIVIDENDS IN VIOLATION OF NRS 78.300, OR

(IV)        FOR ANY TRANSACTION FROM WHICH THE DIRECTOR DERIVED ANY IMPROPER PERSONAL BENEFIT.

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IF THE NEVADA REVISED STATUTES ARE AMENDED TO AUTHORIZE CORPORATE ACTION FURTHER ELIMINATING OR LIMITING THE PERSONAL LIABILITY OF DIRECTORS, THEN THE LIABILITY OF A DIRECTOR OF THE CORPORATION SHALL BE ELIMINATED OR LIMITED TO THE FULLEST EXTENT PERMITTED BY THE NEVADA REVISED STATUTES, AS SO AMENDED.

ANY REPEAL OR MODIFICATION OF THE FOREGOING PARAGRAPH BY THE STOCKHOLDERS OF THE CORPORATION SHALL NOT ADVERSELY AFFECT ANY RIGHT OR PROTECTION OF A DIRECTOR OF THE CORPORATION EXISTING AT THE TIME OF SUCH REPEAL OR MODIFICATION.

IF ANY WORD, CLAUSE, OR SENTENCE OF THE FOREGOING PROVISIONS REGARDING INDEMNIFICATION SHALL BE HELD INVALID AS CONTRARY TO LAW OR PUBLIC POLICY, IT SHALL BE SEVERABLE AND THE PROVISIONS REMAINING SHALL NOT BE OTHERWISE AFFECTED.

IF ANY COURT HOLDS ANY WORD, CLAUSE, OR SENTENCE OF THIS ARTICLE EIGHTH INVALID, THE COURT IS AUTHORIZED AND EMPOWERED TO REWRITE THESE PROVISIONS TO ACHIEVE THEIR PURPOSE TO THE FULLEST EXTENT POSSIBLE.

NINETH: THE CORPORATION MAY AMEND THESE ARTICLES OF INCORPORATION AT ANY TIME TO ADD OR CHANGE A PROVISION THAT IS REQUIRED OR PERMITTED TO BE IN THE ARTICLES OF INCORPORATION OR TO DELETE A PROVISION NOT REQUIRED TO BE IN THE ARTICLES OF INCORPORATION. WHETHER A PROVISION IS REQUIRED OR PERMITTED TO BE IN THE ARTICLES OF INCORPORATION IS DETERMINED AS OF THE EFFECTIVE DATE OF SAID AMENDMENT.

THE UNDERSIGNED, FOR THE PURPOSE OF FORMING A CORPORATION UNDER THE LAWS OF THE STATE OF NEVADA, DO MAKE, FILE AND RECORD THIS CERTIFICATE, AND DO CERTIFY THAT THE FACTS HEREIN STATED ARE TRUE AND I HAVE ACCORDINGLY HEREUNTO SET MY HAND AND SEAL THIS DAY: MONDAY, JULY 22, 2019.

/s/ Don Harmer
INCORPORATOR

STATE OF NEVADA	}
	:	SS.
CARSON CITY	}

ON THIS 22ND DAY OF JULY, 2019 PERSONALLY APPEARED BEFORE ME, J. CHRISSI BARNETT, A NOTARY PUBLIC, DON HARMER WHO ACKNOWLEDGED THAT HE EXECUTED THE ABOVE INSTRUMENT.

/s/ J. Chrisel Barnett
NOTARY PUBLIC

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